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As filed with the Securities and Exchange Commission on July 9, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Arkansas Best Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	71-0673405 (I.R.S. Employer Identification No.)
3801 Old Greenwood Road Fort Smith, Arkansas 72903 (479) 785-6000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of the Registrant's Principal Executive Offices)
Michael R. Johns
Vice President, General Counsel and Corporate Secretary
Arkansas Best Corporation
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000
(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of
the Registrant's Agent for Service)

Copy to:

Alan J. Bogdanow
Vinson & Elkins L.L.P.
Trammell Crow Center
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
(214) 220-7700

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, $.01 par value(2)

Preferred Stock, $.01 par value

Debt Securities

Guarantees of Debt Securities

Depositary Shares(3)

Common Stock Warrants

(1)
An indeterminate aggregate initial offering price or principal number or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all the registration fee.

(2)
Each share of common stock registered hereunder includes an associated common stock purchase right which is not exercisable and is not separately tradeable until certain events occur. The value attributable to the common stock purchase rights, if any, is reflected in the value attributable to the common stock and no separate consideration will be received for the common stock purchase rights.

(3)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then the registrant will distribute depositary receipts to those persons purchasing the fractional interests and will issue the shares of preferred stock to the depositary under the deposit agreement.

PROSPECTUS

Arkansas Best Corporation

COMMON STOCK
PREFERRED STOCK
DEBT SECURITES
GUARANTEES OF DEBT SECURITIES
DEPOSITARY SHARES
COMMON STOCK WARRANTS

        We may offer and sell from time to time the following securities in one or more transactions, classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings: (1) common stock, $0.01 par value; (2) preferred stock, $0.01 par value; (3) debt securities, which may be senior debt securities or subordinated debt securities; (4) depositary shares; and (5) warrants to purchase common stock. One or more of our subsidiaries may fully and unconditionally guarantee any debt securities that we issue.

        This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also contain specific information about the terms of that offering. The amount of any securities offered and the price at which those securities are offered will be determined at the time of each offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully this prospectus and any prospectus supplement before you invest. You should also read the documents we have referred you to in the "Where You Can Find More Information" section of this prospectus for information about us, including our financial statements.

        We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents on a continuous or delayed basis. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

        Our common stock is listed on The NASDAQ Global Select Market, or the "Nasdaq," under the trading symbol "ABFS." The last reported sales price of our common stock on the Nasdaq on July 6, 2010 was $18.97 per share. None of the other securities that we may offer under this prospectus are currently publicly traded. We will provide information in the prospectus supplement for the trading market, if any, for any other securities we may offer.

        You should review carefully each of the factors referred to under "Risk Factors" beginning on page 4 of this prospectus and contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein for a discussion of important risks you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities by the Registrant unless accompanied by a prospectus supplement.

The date of this prospectus is July 9, 2010.

        You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

        "Our," "we," "us," "Arkansas Best" and "the Company" as used in this prospectus refer to Arkansas Best Corporation and its subsidiaries collectively, as the context requires.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Arkansas Best Corporation and the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. Any prospectus supplement may add, update or change information contained in this prospectus. The information in this prospectus is accurate as of its date. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information described under the heading "Where You Can Find More Information." To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," and any additional information that you may need to make your investment decision.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

 ARKANSAS BEST CORPORATION

        We are a holding company engaged through our subsidiaries primarily in motor carrier freight transportation throughout North America. Our principal motor carrier operations are conducted through ABF Freight System, Inc.; ABF Freight System (B.C.), Ltd.; ABF Freight System Canada, Ltd.; ABF Cartage, Inc.; and Land-Marine Cargo, Inc. (collectively "ABF").

        ABF accounted for 94% of the Company's consolidated revenues for 2009. ABF is one of North America's largest less-than-truckload ("LTL") motor carriers and provides direct service to more than 98% of U.S. cities having a population of 30,000 or more. ABF provides interstate and intrastate direct service to more than 44,000 communities through 281 service centers in all 50 states, Canada and Puerto Rico. Through arrangements with trucking companies in Mexico, ABF provides motor carrier services to customers in that country as well. ABF has been in continuous service since 1923. ABF was incorporated in Delaware in 1982 and is the successor to Arkansas Motor Freight, a business originally organized in 1935. Arkansas Motor Freight was the successor to a business originally organized in 1923.

        ABF offers transportation of general commodities through standard, expedited and guaranteed LTL services. General commodities include all freight except hazardous waste, dangerous explosives, commodities of exceptionally high value and commodities in bulk. ABF's shipments of general commodities differ from shipments of bulk raw materials, which are commonly transported by railroad, truckload tank car, pipeline and water carrier. General commodities transported by ABF include, among other things, food, textiles, apparel, furniture, appliances, chemicals, nonbulk petroleum products, rubber, plastics, metal and metal products, wood, glass, automotive parts, machinery and miscellaneous manufactured products. During the year ended December 31, 2009, no single customer accounted for more than 3.0% of ABF's revenues, and the ten largest customers accounted for 8.8% of ABF's revenues.

        LTL carriers service shipping customers by transporting a wide variety of large and small shipments to geographically dispersed destinations. Typically, shipments are picked up at customers' places of business and consolidated at a local terminal. Shipments are consolidated by destination for transportation by intercity units to their destination cities or to distribution centers. At distribution centers, shipments from various terminals can be reconsolidated for other distribution centers or, more typically, local terminals. Once delivered to a local terminal, a shipment is delivered to the customer by local trucks operating from the terminal. In some cases, when one large shipment or a sufficient number of different shipments at one origin terminal are going to a common destination, they can be combined to make a full trailer load. A trailer is then dispatched to that destination without rehandling. In addition to the traditional long-haul model, the Company has implemented a regional network to facilitate its customers' next-day and second-day delivery needs.

        Our principal executive offices are located at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, and our telephone number is (479) 785-6000. Our Web site is located at http://www.arkbest.com. We make our periodic reports and other information filed with or furnished to the Commission available, free of charge, through our Web site, as soon as reasonably practicable. Information on our Web site or any other Web site, is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the Commission.

 THE SUBSIDIARY GUARANTORS

        One or more of Arkansas Best Corporation's subsidiaries, whom we refer to as the "subsidiary guarantors" in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. The prospectus supplement relating to any such series will identify any subsidiary guarantors. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") to the extent required by the rules and regulations of the Commission.

        Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. Please read "Where You Can Find More Information."

RISK FACTORS

        An investment in our securities involves risks. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read "Forward-Looking Statements." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in the foregoing documents and the other information included in, or incorporated by reference into, this prospectus. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

        This prospectus and some of the documents we incorporate by reference contain various forward-looking statements and information that are based on our beliefs, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus or the documents we have incorporated herein or therein by reference, words such as "anticipate," "project," "estimate," "expect," "plan," "forecast," "intend," "could," "would," "believe," "may," and similar expressions and the negatives of such terms and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. These statements speak only as of the date of this prospectus, the date of the prospectus supplement or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus, including the documents incorporated by reference, and relate to, among other things, our intent, belief or current expectations with respect to: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. Although we believe that such expectations reflected in such forward-looking statements are reasonable, we cannot give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Any differences could be caused by a number of factors including, but not limited to:

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  recessionary economic conditions;

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  competitive initiatives, pricing pressures and the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates;

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  the impact of any limitations on our customers' access to adequate financial resources;

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  availability and cost of capital;

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  shifts in market demand;

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  weather conditions;

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  the performance and needs of industries served by our subsidiaries;

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  future costs of operating expenses such as fuel and related taxes;

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  self-insurance claims and insurance premium costs;

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  relationships with employees, including unions;

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  union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans;

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  governmental regulations and policies;

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  future climate change legislation;

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  costs of continuing investments in technology;

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  the timing and amount of capital expenditures;

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  the cost, integration and performance of any future acquisitions; and

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  other financial, operational and legal risks and uncertainties detailed from time to time in our public filings with the Commission.

        Other factors described herein, or factors that are unknown or unpredictable, could also have a material adverse effect on future results. You should not put undue reliance on any forward-looking statements. Please review the risk factors described under "Risk Factors" in any prospectus supplement and in the "Risk Factors" section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q. Except as required by securities laws, we do not intend to update these forward-looking statements and information.

 USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from any sale of securities described in this prospectus for general corporate purposes, which may include, among other things, funding acquisitions of assets or businesses, working capital, capital expenditures, investments in subsidiaries, and the reduction or refinancing of outstanding indebtedness or other corporate obligations. The prospectus supplement for any particular offering of securities using this prospectus will disclose the actual use of the net proceeds from the sale of such securities. Our Management will retain broad discretion in the allocation of the net proceeds from the sale(s) of the offered securities. The exact amounts to be used and when the net proceeds will be applied to corporate purposes will depend on a number of factors, including our funding requirements and the availability of alternative funding sources.

        Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented. You should read the following ratios in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus. There were no preference securities outstanding for the following periods; therefore, the ratios of earnings to combined fixed charges and preference dividends are identical to the ratios of earnings to fixed charges.

	Fiscal Year Ended December 31,					Three Months Ended March 31,
	2005	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	35.9	36.4	27.5	15.0	*	*

*
The deficiency in earnings necessary to achieve a 1.0x ratio was $165.6 million for the year ended December 31, 2009 and $34.9 million for the three months ended March 31, 2010.

        For purposes of calculating the above ratios of consolidated earnings to fixed charges, earnings are defined as income from continuing operations before income taxes plus fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt issuance costs and the portion of rent expense considered to represent interest.

 DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock is 80,000,000 shares. Those shares consist of: (1) 10,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding; and (2) 70,000,000 shares of common stock, par value $0.01 per share, of which 25,314,290 shares were outstanding as of June 30, 2010.

Common Stock

        This section describes the general terms of our common stock. For more detailed information, you should refer to our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws, copies of which have been filed with the Commission.

  Listing

        Our outstanding shares of common stock are listed on The NASDAQ Global Select Market under the symbol "ABFS." Any additional shares of common stock that we issue also will be listed on The NASDAQ Global Select Market.

  Dividends

        Subject to the rights of any then outstanding shares of preferred stock that we may issue, the holders of our common stock may receive such dividends as our board of directors may declare in its discretion out of legally available funds.

  Fully Paid

        All outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock that we issue will also be fully paid and non-assessable.

  Voting Rights

        Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of our common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our stockholders. Under our bylaws, unless otherwise required by Delaware law, action by our stockholders is taken by the affirmative vote of the holders of a majority of the votes cast, except for elections of directors, which are determined by a plurality of the votes cast, at a meeting of stockholders at which a quorum is present. Holders of common stock may not cumulate their votes in the elections of directors.

  Other Rights

        We will notify common stockholders of any stockholders' meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, holders of our common stock will share equally in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase shares of our common stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

        The following description of the terms of our preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the Commission and the specific designations and rights will be described in the prospectus supplement, including the following terms:

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  the series, the number of shares offered and the liquidation value of the preferred stock;

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  the price at which the preferred stock will be issued;

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  the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

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  the liquidation preference of the preferred stock;

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  the voting rights of the preferred stock;

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  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

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  whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

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  any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

        The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or incorporate it by reference.

        Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock, to fix the number of shares, and to change the number of shares constituting any series and establish the voting powers, designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by our stockholders. Under certain circumstances, preferred stock could restrict dividend payments to holders of our common stock.

        Undesignated or "blank check" preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock or any existing preferred stock. For example, any preferred stock issued may rank prior to our common stock or any existing preferred stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock or any existing preferred stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

        The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

        Certain provisions in our certificate of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts.

  Stockholder Rights Plan

        General.    One common stock purchase right is currently associated with each outstanding share of our common stock. Each of these common stock purchase rights entitles the registered holder to purchase from us one share of our common stock at a purchase price of $80 per share, subject to adjustment.

        The common stock purchase rights will have anti-takeover effects. The common stock purchase rights could cause substantial dilution to a person or group that attempts to acquire us and effect a change in the composition of our board of directors on terms not approved by our board of directors, including by means of a tender offer at a premium to the market price. Subject to restrictions and limitations contained in our charter, the common stock purchase rights should not interfere with any merger or business combination approved by our board of directors, because we may redeem the common stock purchase rights at the redemption price prior to the time that a person has become an acquiring person or amend the common stock purchase rights to make them inapplicable to the approved transaction.

        The following summary of the material terms of the common stock purchase rights is not meant to be complete and is qualified by reference to the rights agreement that governs the issuance of the rights. See "Where You Can Find More Information."

        Evidence and Transferability of Common Stock Purchase Rights.    The common stock purchase rights will be evidenced by the certificates representing shares of common stock until the earlier to occur of:

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  the close of business on the tenth (10th) day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more, or 17.999% or more in the case of Royce & Associates, LLC ("Royce"), of our outstanding shares of common stock (an "Acquiring Person"), except that the term "Acquiring Person" shall not include us, any of our subsidiaries, any of our employee benefit plans, or any person who acquires beneficial ownership of the common shares in a Permitted Transaction (as such term is described below) or, from and after January 22, 2003, any person that becomes the beneficial owner of 15% or more, or 17.999% or more in the case of Royce, of our outstanding shares of common stock as a result of an acquisition of shares of common stock by us which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to 15% or more, or 17.999% or more in the case of Royce, of our outstanding shares of common stock;

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  the close of business on the fifteenth (15th) business day (or such later date as may be determined by action of the Board of Directors prior to any person becoming an Acquiring Person) following the commencement of, or public announcement of an intention to commence, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 19.9% or more of our outstanding shares of common stock; or

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  the close of business on the tenth (10th) day after the Board of Directors determines that any person (other than Robert A. Young, III) or group of persons (an "Adverse Person") has acquired beneficial ownership of a substantial number of shares of common stock (but not less than 10% of our outstanding shares of common stock) and that (a) such Adverse Person intends to cause us to repurchase such shares of common stock or to exert pressure against us to take any actions or enter into any transactions to provide such Adverse Person with short-term gains or profits under circumstances in which the Board of Directors determines that the long-term interests of the company and its stockholders would not be served by taking such actions or entering into such transactions or (b) beneficial ownership by such Adverse Person is reasonably likely to have a material adverse effect on the business, competitive position, prospects or financial condition of us and our subsidiaries.

The earlier of such foregoing dates being the rights distribution date.

        Until the rights distribution date or the earlier redemption or expiration of the common stock purchase rights:

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  the common stock purchase rights will be transferred only with the transfer of shares of common stock;

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  certificates representing shares of common stock which become outstanding after the record date for the initial distribution of the rights, will contain a notation incorporating the terms of the common stock purchase rights by reference; and

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  the surrender for transfer of any certificate representing shares of common stock will also constitute the transfer of the common stock purchase rights associated with the shares of common stock represented by that certificate.

        As soon as practicable following the rights distribution date, separate certificates evidencing the common stock purchase rights will be mailed to holders of record of the shares of common stock as of the close of business on the rights distribution date and those separate common stock purchase rights certificates alone will evidence the rights.

        Exempt Persons.    We and certain persons affiliated with us are exempt from the definition of acquiring person. An exception to the definition of acquiring person in the rights agreement provides that if our board of directors determines that a person who otherwise would be an acquiring person has become such inadvertently, and such person divests as promptly as practicable a sufficient number of shares of common stock so that such person would no longer be an acquiring person, then such person shall not be deemed an acquiring person for any purposes of our rights agreement.

        If our board of directors determines that this person does not divest itself of common shares as required, then this person will be or become an acquiring person under the rights agreement.

        Exercisability of Rights.    The common stock purchase rights are not exercisable until the common stock purchase rights distribution date. The common stock purchase rights will expire on April 30, 2011, unless the expiration date is extended or unless the common stock purchase rights are earlier redeemed by us, in each case, as described below.

        In the event that (i) we are the surviving corporation in a merger with an acquiring person or adverse person and the common stock is not changed or exchanged, (ii) an acquiring person or adverse person engages in certain self-dealing transactions with us, (iii) any person becomes the beneficial owner of 19.9% or more of our outstanding common stock (unless the event in which such person acquired 19.9% or more of our outstanding common stock is a permitted Transaction (as defined below)), (iv) we engage in a reclassification or recapitalization that results in an increase of more than 1% of an acquiring person's or adverse person's percentage ownership of us or (v) our Board of Directors declares any person to be an adverse person, the proper provision will be made so that each holder of a common stock purchase right, other than common stock purchase rights beneficially owned by an acquiring person or an adverse person (which will then be void), will have the right to receive upon exercise that number of common stock having a market value of two times the applicable exercise price of the right.

        For the purposes of the rights agreement, a Permitted Transaction is a stock acquisition or tender or exchange offer pursuant to a definitive agreement which would result in a person beneficially owning 50% or more of our outstanding common stock and which was approved by our Board of Directors prior to the execution of the agreement or the public announcement of the offer.

        In the event that we are acquired in a merger or other business combination transaction (other than with our subsidiaries), or 50% or more of our consolidated assets or earning power are sold, unless such event is a Permitted Transaction, proper provisions will be made so that each holder of a common stock purchase right will have the right to receive, upon the exercise of the common stock purchase right at the then applicable exercise price, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the applicable exercise price of the right.

        The purchase price payable, and the number of common shares or other securities or property issuable, upon exercise of the common stock purchase rights are subject to adjustment from time to time to prevent dilution in some circumstances.

        Until a common stock purchase right is exercised, the holder of a common stock purchase right will have no rights as a stockholder of our company, including the right to vote or to receive dividends.

        From and after the occurrence of a Trigger Event (as defined in the rights agreement), if rights are or were, acquired or beneficially owned by an acquiring person or an adverse person or an associate or affiliate of an acquiring person or adverse person, such rights shall become void, and any holder of such rights shall thereafter have no right to exercise such rights.

        Exchange or Redemption.    At any time after the occurrence of a Trigger Event, and prior to the acquisition by any person or group of 50% or more of our outstanding shares of common stock, we may exchange the rights (other than rights owned by such acquiring person or adverse person or their associates or affiliates which have become void), in whole or in part, at an exchange ratio of one share of common stock per right (subject to adjustment). We may, substitute cash, property, or other securities for common stock. No fractional share of common stock will be issued and in lieu thereof, an adjustment in cash will be made based on the current market price of our common stock.

        At any time prior to the close of business on the tenth day following public announcement that a person has become an acquiring person, our board of directors, may redeem the rights in whole, but not in part, at a redemption price of $.01 per right. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        Our board of directors may amend the terms of the rights without the consent of the holders of the rights, including an amendment date to extend the termination of the rights, except that from and after the rights distribution date no amendment may adversely affect the economic interests of the holders of the rights.

  Classified Board of Directors and Limitations on Removal of Directors

        Our board of directors is currently divided into three classes, as nearly equal in number as possible, with the members of each class serving staggered three-year terms so that directors from a single class are elected at each annual meeting of stockholders. In 2009, we amended our Restated Certificate of Incorporation to declassify our board of directors. Accordingly, beginning with our 2010 annual meeting of stockholders, the directors with terms expiring at such meeting were elected to one-year terms. At the 2011 annual meeting of stockholders, the directors with terms expiring at such meeting will be elected to one-year terms. Beginning with the 2012 annual meeting of stockholders, and at each annual meeting thereafter, all directors will be elected annually. Stockholders may remove a director who is serving a three-year term only for cause and only by the affirmative vote of the holders of at least a majority of the shares then outstanding entitled to vote generally in the election of directors. Stockholders may remove a director who is serving a one-year term with or without cause by the affirmative vote of the holders of at least a majority of the shares then outstanding entitled to vote generally in the election of directors. In general, our board of directors, not the stockholders, has the right to appoint persons to fill vacancies on the board of directors.

  No Stockholder Action by Written Consent

        Under the Delaware General Corporation Law, unless a company's certificate of incorporation specifies otherwise, any action that could be taken by stockholders at an annual or special meeting may be taken, instead, without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation provides that any action required or permitted to be taken by stockholders must be taken at an annual or special meeting of such stockholders and may not be taken by any consent in writing of such stockholders.

  Blank Check Preferred Stock

        Our certificate of incorporation authorizes the issuance of blank check preferred stock from time to time in one or more series. The board of directors can set the powers, voting powers, designations, preferences and relative, participating, optional or other rights, if any, of each series of preferred stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

  Business Combinations Under Delaware Law

        We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of our outstanding voting stock (an "interested stockholder") from engaging in certain business combinations with us for three years following the date that the interested stockholder became an interested stockholder. These restrictions do not apply if:

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  before the person became an interested stockholder, our board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

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  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

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  at or subsequent to such time the interested stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines a "business combination" to include (1) any merger or consolidation involving the corporation or any majority-owned subsidiary of the corporation and an interested stockholder; (2) any sale, lease, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or any majority-owned subsidiary of the corporation of any stock of the corporation or such subsidiary to an interested stockholder; (4) any transaction involving the corporation or any majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or any such subsidiary beneficially owned by the interested stockholder; or (5) the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary of the corporation.

Special Certificate of Incorporation and Bylaw Provisions

        Our bylaws contain provisions requiring that advance notice be delivered to the secretary of Arkansas Best Corporation of any business to be brought by a stockholder before an annual or special meeting of stockholders, including the nomination and election of directors. Generally, such advance notice provisions provide that the stockholder must give written notice to the secretary of Arkansas Best Corporation not earlier than 120 days and not later than 90 days prior to the first anniversary date of the annual meeting for the preceding year in the case of an annual meeting and not later than the close of business on the tenth day following the first day on which the date of the special meeting is publicly announced in the case of a special meeting. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in our bylaws. Such requirement is in addition to those set forth in the regulations adopted by the Commission under the Exchange Act. Our bylaws provide that the number of directors shall be fixed from time to time by resolution of the board of directors. Each director shall hold office for the term for which that individual is elected and thereafter until that individual's successor is elected or until such individual's earlier death, resignation, retirement, disqualification or removal.

        Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by resolution adopted by the affirmative vote of the majority of the Board of Directors, or our President.

        Our bylaws may be amended by the board of directors. Such authority shall not limit the ability of the stockholders to adopt, amend or repeal bylaws.

        The foregoing provisions of our certificate of incorporation and bylaws, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

Limitation of Liability of Officers and Directors

        Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

        Our certificate of incorporation limits the liability of directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty in such capacity, except for liability:

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  for any breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

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  for any transaction from which the director derived an improper personal benefit.

        The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our directors, and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefitted us and our stockholders. Our certificate of incorporation provides indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

        We entered into an indemnification agreement with each of our directors. The indemnification agreements provide that we indemnify each of our directors to the fullest extent permitted by Delaware General Corporation Law. This means, among other things, that we must indemnify the indemnitee against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is serving or has served (1) as a director of Arkansas Best Corporation or (2) as a director, partner, trustee, officer, employee, or agent of any other entity at the request of Arkansas Best Corporation if the indemnitee acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed not opposed to the best interests of Arkansas Best Corporation and with respect to any criminal action or proceeding, the indemnitee had reasonable cause to believe that his or her conduct was lawful. Also, the indemnification agreements require that we advance expenses in defending such an action provided that the indemnitee undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification.

        In general, the disinterested directors on the board of directors have the authority to determine an indemnitee's right to indemnification. However, such determination may also be made by (1) if the disinterested directors so direct, independent legal counsel in a written opinion, (2) the disinterested stockholders or (iii) a court of competent jurisdiction.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Transfer Agent and Registrar

        Our transfer agent and registrar of the common stock is Wells Fargo Bank, N.A.

DESCRIPTION OF DEBT SECURITIES

        The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called "Indentures."

        The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

        Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Arkansas Best Corporation and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

        We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

        The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

        The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

        If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more subsidiary guarantors identified therein (each a "Subsidiary Guarantor"), will fully and unconditionally guarantee (the "Subsidiary Guarantee") that series as described under "—Subsidiary Guarantee" and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

        The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

          (1)   the title of the Debt Securities;

          (2)   whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

          (3)   whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

          (4)   any limit on the aggregate principal amount of the Debt Securities;

          (5)   each date on which the principal of the Debt Securities will be payable;

          (6)   the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

          (7)   each place where payments on the Debt Securities will be payable;

          (8)   any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

          (9)   any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

          (10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

          (11) whether the Debt Securities are defeasible;

          (12) any addition to or change in the Events of Default;

          (13) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

          (14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

          (15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

        Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof ("Original Issue Discount Securities"), may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special U.S. federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

        The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

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  the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

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  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

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  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

        The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

        The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

        The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "—Legal Defeasance and Covenant Defeasance."

Subsidiary Guarantee

        If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

        Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

        In the case of Subordinated Debt Securities, a Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

        Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Each Subsidiary Guarantee will be a continuing guarantee and will:

          (1)   remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

          (2)   be binding upon each Subsidiary Guarantor; and

          (3)   inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

        In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

        The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

        At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

        Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

        If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

        Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

        Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

          (1)   the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

          (2)   an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

          (3)   subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

          (4)   other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

        As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

        Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

        All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

        Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

          (1)   the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

          (2)   immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

          (3)   several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

        The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

        Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

          (1)   failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (2)   failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (3)   failure to deposit any sinking fund payment, if any, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

          (4)   failure to perform or comply with the provisions described under "—Consolidation, Merger and Sale of Assets";

          (5)   failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

          (6)   any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $40.0 million;

          (7)   any judgment or decree for the payment of money in excess of $40.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 90 consecutive days following entry of such judgment and is not discharged, waived or stayed;

          (8)   certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

          (9)   if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

        If an Event of Default (other than an Event of Default with respect to Arkansas Best Corporation described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Arkansas

Best Corporation described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, please read "—Modification and Waiver" below.

        Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

        No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

          (1)   such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

          (2)   the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

          (3)   the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

        We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

        We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

          (1)   to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor's obligations to holders of Debt Securities;

          (2)   to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

          (3)   to add any additional Events of Default;

          (4)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (5)   to add to, change or eliminate provisions of the Indenture in respect of one or more series of securities, provided such addition, change or elimination shall become effective only when there is no such security outstanding;

          (6)   to secure the Debt Securities;

          (7)   to establish the form or terms of any series of Debt Securities;

          (8)   to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

          (9)   to cure any ambiguity, defect or inconsistency;

          (10) to add Subsidiary Guarantors; or

          (11) in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

        Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

          (1)   change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

          (2)   reduce the principal amount of, or any premium or interest on, any Debt Security;

          (3)   reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

          (4)   change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

          (5)   impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

          (6)   modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

          (7)   except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

          (8)   reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

          (9)   reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

          (10) modify such provisions with respect to modification, amendment or waiver; or

          (11) following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

        The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

        Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

          (1)   the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

          (2)   if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

          (3)   the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

          (4)   certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

        either:

          (1)   (a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

            (b)   all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

          (2)   we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

          (3)   we have delivered an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

        To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call "legal defeasance," or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance."

  Legal Defeasance

        The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

          (1)   we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

          (2)   no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under "—Events of Default," at any time until 121 days after such deposit;

          (3)   such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

          (4)   in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

          (5)   we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

  Covenant Defeasance

        The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

        If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

Notices

        Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

        We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

        We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

  Resignation or Removal of Trustee

        If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

        The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

  Limitations on Trustee if It Is Our Creditor

        Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

  Certificates and Opinions to Be Furnished to Trustee

        Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers' Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer depositary shares representing fractional shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The particular terms of the depositary shares, including the fraction of a preferred share that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered, will be described in the applicable prospectus supplement.

        The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the bank depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the shares of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.

        The following description is a general summary of some common provisions of a depositary agreement and the related depositary receipts. The description below and in any prospectus supplement does not include all of the terms of the depositary agreement and the related depositary receipts. Copies of the form of depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the Commission each time we issue depositary shares, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the depositary agreement and the related depositary receipts, see "Where You Can Find More Information."

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by this holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of the Company and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and the successor's acceptance of this appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

 DESCRIPTION OF COMMON STOCK WARRANTS

General

        We may issue common share warrants for the purchase of common stock. The following description sets forth certain general terms and provisions of the common stock warrants that we may offer pursuant to this prospectus. The particular terms of the common stock warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

        Common stock warrants may be issued independently or together with any other offered securities offered by prospectus supplement and may be attached to or separate from the other offered securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent identified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the common stock warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants.

        A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of common stock warrants will be filed with the Commission each time we issue common stock warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see "Where You Can Find More Information."

Terms

        The applicable prospectus supplement will describe the terms of the common stock warrants, including, where applicable, the following:

  •
  the title of the common stock warrants;

  •
  the offering price for the common stock warrants, if any;

  •
  the aggregate number of the common stock warrants;

  •
  the designation, number and terms of the common stock that may be purchased upon exercise of the common stock warrants;

  •
  if applicable, the designation and terms of any other offered securities with which the common stock warrants are issued and the number of such common stock warrants issued with each offered security;

  •
  if applicable, the date from and after which the common stock warrants and any securities issued with the common stock warrants will be separately transferable;

  •
  the number of shares of common stock that may be purchased upon exercise of a common stock warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the common stock warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the common stock warrants that may be exercised at any one time;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the common stock warrants, if any;

  •
  redemption or call provisions, if any, applicable to the common stock warrants;

  •
  any additional terms of the common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the common stock warrants; and

  •
  any other information we think is important about the warrants.

Exercise of Warrants

        Each common stock warrant will entitle the holder of the common stock warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock being offered. Holders may exercise common stock warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised common stock warrants are void. Holders may exercise common stock warrants as set forth in the prospectus supplement relating to the common stock warrants being offered.

        Until a holder exercises the common stock warrants to purchase our common stock, the holder will not have any rights as a holder of our common stock by virtue of ownership of common stock warrants.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters, brokers or dealers; (2) directly to purchasers, including our affiliates and stockholders; (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, brokers, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price or public offering price of the securities;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any commissions paid to agents;

  •
  any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the debt securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell such securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any debt securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly. In that case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.

        Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, and other information with the Commission under the Exchange Act. You may read and copy any document we file at the Commission's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-732-0330 for further information on the public reference room. Our filings are also available to the public at the Commission's Web site at http://www.sec.gov. Documents filed by us can also be inspected at the offices of the New York Stock Exchange, Inc. 20 Broad Street, New York, New York 10002. You can also obtain our filings on our Web site at http://www.arkbest.com. Information on our Web site or any other Web site is not incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the Commission.

        The Commission allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the Commission after the date of this prospectus. We incorporate by reference the documents listed below filed by us and any future filings made after the date of the initial filing of the registration statement of which this prospectus is a part with the Commission under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K and any other information that is deemed to be furnished and not filed) until the termination of each offering under this prospectus (other than information furnished and not filed with the Commission).

  •
  our Annual Report on Form 10-K for the year ended December 31, 2009, as amended by Amendment No. 1 on Form 10-K/A, as filed with the Commission on February 24, 2010 and July 7, 2010, respectively, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement prepared in connection with the 2010 Annual Meeting of Stockholders held on April 22, 2010;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the Commission on May 5, 2010;

  •
  our Current Reports on Form 8-K filed on January 6, 2010, January 22, 2010, January 28, 2010, April 21, 2010, April 23, 2010, April 27, 2010, April 28, 2010, April 29, 2010, May 25, 2010 and June 3, 2010; and

  •
  the description of our common stock contained in our registration statement on Form 8-A, as filed with the Commission on March 17, 1992, as amended by the Form 8-A/A (Amendment No. 1) filed with the Commission on April 23, 1992, and as further amended by the Form 8-A/A (Amendment No. 1) filed by the Company on June 2, 1999, the Form 8-A/A (Amendment No. 2) filed by the Company on May 16, 2001, by the Form 8-A/A (Amendment No. 3) filed by the Company on April 4, 2003, and by the Form 8-A/A (Amendment No. 4) filed by the Company on May 18, 2007, and any subsequent amendment thereto filed for the purpose of updating such description.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to Arkansas Best Corporation, P.O. Box 10048, Fort Smith, Arkansas, 72917-0048, Attention: Vice President—Investor Relations & Corporate Communications; telephone number: (479) 785-6200.

        You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.

LEGAL MATTERS

        Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., as our counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports which are incorporated by reference in this prospectus. Such financial statements and schedule and the effectiveness of our internal control over financial reporting as of December 31, 2009, are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby.

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		*
Accounting fees and expenses		*
Listing fee		*
Printing and engraving expenses		*
Transfer Agent and registrar fees		*
Trustee fees		*
Financial Industry Regulatory Authority fee		*
Miscellaneous		*

Total	$	*

*
Estimated expenses are presently not known and cannot be estimated.

Item 15.    Indemnification of Directors and Officers

        Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL"), in which Arkansas Best Corporation is incorporated, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        Article VIII of our Restated Certificate of Incorporation, as amended, provides that each person who was or is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person, or a person of whom such person is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action or omission in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation and advanced expenses to the fullest extent authorized by the DGCL against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith. In addition, Article VIII of our Restated Certificate of Incorporation, as amended, provides that we may indemnify and advance expenses to our employees and agents to the fullest extent permitted by Article VIII of our Restated Certificate of Incorporation, as amended, or as otherwise permitted under the DGCL with respect to the indemnification and advancement of expenses to directors and officers.

        Article VIII of our Second Amended and Restated Bylaws provides that our directors, officers, employees and agents shall be indemnified essentially in accordance with the provisions of Section 145 of the DGCL described above.

        We entered into an indemnification agreement with each of our directors. The indemnification agreements provide that we indemnify each of our directors to the fullest extent permitted by the DGCL. This means, among other things, that we must indemnify the indemnitee against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is serving or has served (i) as a director or officer of Arkansas Best Corporation or (ii) as a director, partner, trustee, officer, employee, or agent of any other entity at the request of Arkansas Best Corporation if the indemnitee acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed not opposed to the best interests of Arkansas Best Corporation and with respect to any criminal action or proceeding, the indemnitee had reasonable cause to believe that his or her conduct was lawful. Also, the indemnification agreements require that we advance expenses in defending such an action provided that the indemnitee undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification.

        In general, the disinterested directors on the board of directors have the authority to determine an indemnitee's right to indemnification. However, such determination may also be made by (i) if the disinterested directors so direct, independent legal counsel in a written opinion, (ii) the disinterested stockholders or (iii) a court of competent jurisdiction.

        The indemnification agreements require us to use our reasonable best efforts to carry directors' and officers' liability insurance and to name each director as an insured under such policy. We are not obligated to carry directors' and officers' liability insurance if our Board of Directors determines in good faith that such insurance is not reasonably available, the premium costs for such insurance is disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

        The underwriting agreements that we may enter into with respect to the offer and sale of securities covered by this registration statement will contain certain provisions for the indemnification of directors and officers and the underwriters or sales agents, as applicable, against civil liabilities under the Securities Act of 1933.

Item 16.    Exhibits

        Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

Item 17.    Undertakings

        (a)   Each undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  If the registrant is relying on Rule 430B:

              (A)  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

             (ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

        Each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

        (b)   Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (e)   Each undersigned registrant hereby undertakes that:

          (1)   for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (f)    Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on July 9, 2010.

ARKANSAS BEST CORPORATION
By:	/s/ JUDY R. MCREYNOLDS
	Name:	Judy R. McReynolds
	Title:	President and Chief Executive Officer

 POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Judy R. McReynolds, Michael E. Newcity and Michael Johns, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT A. YOUNG III Robert A. Young III	Chairman of the Board	July 9, 2010
/s/ JUDY R. MCREYNOLDS Judy R. McReynolds	Director, President and Chief Executive Officer (Principal Executive Officer)	July 9, 2010
/s/ DAVID R. COBB David R. Cobb	Vice President and Controller (Principal Accounting Officer)	July 9, 2010
/s/ MICHAEL E. NEWCITY Michael E. Newcity	Vice President—Chief Financial Officer (Principal Financial Officer)	July 9, 2010
/s/ FRANK EDELSTEIN Frank Edelstein	Director	July 9, 2010
/s/ JOHN H. MORRIS John H. Morris	Director	July 9, 2010
/s/ ALAN J. ZAKON Alan J. Zakon	Director	July 9, 2010

Signature	Title	Date

William M. Legg	Director	July 9, 2010
/s/ FRED A. ALLARDYCE Fred A. Allardyce	Director	July 9, 2010
John W. Alden	Director	July 9, 2010

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit
1.1	**	Form of Underwriting Agreement.

4.1		First Amended and Restated Rights Agreement, dated as of May 1, 2001 between Arkansas Best Corporation and Computershare Investor Services, LLC, as Rights Agent (including exhibits thereto) (previously filed as Exhibit 4.1 to the Form 8-A/A Amendment No. 2 filed with the Commission on May 16, 2001, Commission File No. 000-19969, and incorporated herein by reference).

4.2		Amendment to First Amended and Restated Rights Agreement, dated as of April 4, 2003 between Arkansas Best Corporation and LaSalle Bank, National Association, as Rights Agent (previously filed as Exhibit 4.2 to the Form 8-A/A Amendment No. 3 filed with the Commission on April 4, 2003, Commission File No. 000-19969, and incorporated herein by reference).

4.3		Second Amendment to First Amended and Restated Rights Agreement, dated as of May 18, 2007, between Arkansas Best Corporation and LaSalle Bank, National Association, as Rights Agent (previously filed as Exhibit 4.3 to the Form 8-K filed with the Commission on May 18, 2007, Commission File No. 000-19969, and incorporated herein by reference).

4.4	*	Form of Senior Indenture.

4.5	*	Form of Senior Note (included in Sections 202 and 203 of the Form of Senior Indenture).

4.6	*	Form of Subordinated Indenture.

4.7	*	Form of Subordinated Note (included in Sections 202 and 203 of the Form of Subordinated Indenture).

5.1	*	Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered.

12.1	*	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	*	Consent of Ernst & Young LLP.

23.2	*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1	*	Powers of Attorney (contained on signature pages).

25.1	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*
Filed herewith.

**
To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in this registration statement.

***
To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.